EXHIBIT 5.1

                                (LETTERHEAD)

                                               July 7, 1999

Andrea Electronics Corporation
45 Melville Park Road
Melville, New York  11747


         Re:  Andrea Electronics Corporation
              REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Andrea Electronics Corporation, a New York corporation (the "Company"), in connection with the registration of 3,000,000 shares of common stock, $.50 par value (the "Shares"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement on Form S-8 (the "Registration Statement"). The Shares are registered on behalf of the Company and will be issued pursuant to the Company's 1998 Stock Plan (the "Plan").

         This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

         As counsel to the Company, we have examined such documents and records as we deemed appropriate.

         In rendering this opinion, we have relied, as to matters of fact, upon representations and certificates of officers and employees of the Company, and communications from, government authorities and public officials; and we have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document, the authority of all governmental authorities and public officials, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of options issued under the Plan, when issued and delivered upon exercise of such options in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We are not admitted to practice in any jurisdiction other than the State of New York. We do not purport to be expert on, and we are not expressing an opinion with respect to, laws other than the laws of the United States and the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                 /s/Brown & Wood LLP